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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of HealthAxis, Inc. (formerly known as Provident American Corporation) of our report dated March 11, 1997 relating to the year ended December 31, 1996 financial statements, which appears in HealthAxis, Inc.'s 1998 Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
February 11, 2000